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                                                                     Exhibit 32

                           Certification pursuant to
                            18 U.S.C. Section 1350,
                             as adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

      William M. Pierce, Jr., President and Chief Executive Officer and Karl F. Betz, Senior Vice President and Chief Financial Officer of Monadnock Bancorp, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-KSB for the year ended December 31, 2006 and that to the best of his knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Monadnock Bancorp, Inc. and will be retained by Monadnock Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 23, 2007                         /s/ William M. Pierce, Jr.
------------------------               -----------------------------------------
Date                                   William M. Pierce, Jr.
                                       President and Chief Executive Officer


March 23, 2007                         /s/  Karl F. Betz
------------------------               -----------------------------------------
Date                                   Karl F. Betz
                                       Senior Vice President and Chief Financial
                                       Officer

                                      37